EXHIBIT 32.02
CERTIFICATION BY CHIEF FINANCIAL OFFICER
     I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended September 30, 2010 of Campbell Global Trend Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2010 fairly presents, in all material respects, the financial condition and results of operations of Campbell Global Trend Fund, L.P.

CAMPBELL GLOBAL TREND FUND, L.P. By: Campbell & Company, Inc., general partner
By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer November 15, 2010

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